Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
OF COASTAL BANKING COMPANY, INC. AND FIRST CAPITAL BANK HOLDING
CORPORATION AT AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005
AND FOR THE YEAR ENDED DECEMBER 31, 2004

        The following unaudited pro forma combined financial information and explanatory notes are presented to show the impact of the merger on our companies’ historical financial positions and results of operations under the purchase method of accounting. Under this method of accounting, the assets and liabilities of the company not surviving the merger are, as of the effective date of the merger, recorded at their respective fair values and added to those of the surviving corporation. The unaudited pro forma combined condensed financial information combines the historical financial information of Coastal Banking Company, Inc. and First Capital Bank Holding Corporation at and for the nine months ended September 30, 2005, and for the year ended December 31, 2004. The unaudited pro forma combined condensed balance sheet at September 30, 2005 assumes the merger was consummated on that date. The unaudited pro forma combined condensed statements of income give effect to the merger as if the merger had been consummated at the beginning of each period presented.

        The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the actual results that would have occurred if the merger had been consummated during the period or as of the date for which the pro forma data is presented, nor is it necessarily indicative of future results. The pro forma data does not reflect any potential benefits from potential cost savings or synergies expected to be achieved following the merger. The pro forma fair values for assets and liabilities are subject to change as a result of final valuation analyses and include no adjustments for evaluation of credit risk, principally related to loans.

        The unaudited pro forma combined condensed financial information is based on and should be read in conjunction with the historical consolidated financial statements and the related notes of both Coastal Banking Corporation, Inc. and First Capital Bank Holding Corporation, which are incorporated in this document by reference.

COASTAL BANKING COMPANY, INC.
FIRST CAPITAL BANK HOLDING CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2005

The following audited pro forma combined condensed balance sheet combines the consolidated historical statements of Coastal Banking Company, Inc. and First Capital Bank Holding Corporation assuming the companies had been combined as of September 30, 2005 on a purchase accounting basis.

			Pro Forma
			Acquisition
	Coastal		Adjustments		Pro Forma
	Banking Co.	FCB	(Note 2)		Consolidated
ASSETS
Cash and due from banks	$2,449,327	3,691,182	(503,921	) B	5,636,588
Federal funds sold and other	3,273,791	12,799,315	-		16,073,106

Total cash and cash equivalents	5,723,118	16,490,497	(503,921)		21,709,694

Investment securities available for sale at fair
value	23,712,366	20,504,542	-		44,216,908
Investment securities held to maturity at cost	6,397,596	12,230,317	166,936	D	18,794,849

Other investments	1,445,967	1,833,600	-		3,279,567
Loans held-for-sale	3,035,196	1,579,744	-		4,614,940
Loans, net	116,197,331	113,729,827	322,426	D	230,249,584
Premises and equipment, net	2,826,619	3,264,436	552,594	D	6,643,649
Cash value of life insurance	2,150,013		-		2,150,013
Goodwill			10,898,358	E	10,898,358
Core deposit intangible			1,212,435	D	1,212,435
Accrued interest receivable and other assets	2,128,230	4,532,268	(862,514	) D	5,797,984

Total assets	$163,616,436	174,165,231	11,786,314		349,567,981

LIABILITIES
Deposits
Noninterest-bearing	$12,812,507	13,484,989	-		26,297,496
Interest bearing	126,939,885	124,422,378	25,875	D	251,388,138

Total deposits	139,752,392	137,907,367	25,875		277,685,634

FHLB advances	8,000,000	18,000,000	(41,258)		25,958,742
Junior subordinated dentures	3,093,000		-		3,093,000
Accrued interest payable and other liabilities	1,281,511	917,538	732,205		2,931,254

Total liabilities	152,126,903	156,824,905	716,822		309,668,630

SHAREHOLDERS' EQUITY
Coastal Banking Company, Inc.
Preferred stock, $.01 par value; 10,000,000
shares authorized; no shares issued or
outstanding			-		-
Common Stock, $.01 par value; 10,000,000
shares authorized; 1,060,898 shares issued
and outstanding	10,609		12,464	A
			623	J	23,696
Additional paid in capital	10,687,349		28,396,731	A
			1,078,597	J	40,162,677
Retained earnings	1,078,597		(1,078,597)	J	-
Accumulated other comprehensive income (loss)	(287,022)		-		(287,022)
First Capital Bank Holding Corporation
Preferred Stock, par value $.01; 10,000,000
shares authorized; no shares issue or
outstanding			-		-
Common Stock Par value $.01; 10,000,000 shares
authorized; 1,241,835 shares issued and
outstanding		11,827	(11,827	) C	-
Additional paid in capital		11,544,231	(11,544,231	) C	-
Retained earnings		5,943,242	(5,943,242	) C	-
Accumulated other comprehensive income (loss)		(158,974)	158,974	C	-

Total shareholders' equity	11,489,533	17,340,326	11,069,492		39,899,351

Total liabilities and shareholders' equity	$163,616,436	174,165,231	11,786,314		349,567,981

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

COASTAL BANKING COMPANY, INC.
FIRST CAPITAL BANK HOLDING CORPORATION
UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

The following unaudited proforma combined condensed statement of income combines historical statements of income of Coastal Banking Company, Inc. and First Capital Bank Holding Corporation assuming the companies had been combined as of September 30, 2005.

			Pro Forma
			Acquisition
	Coastal		Adjustments		Pro Forma
	Banking Co.	FCB	(Note 2)		Consolidated
Interest Income:
Interest and fees on loans	$5,580,761	5,509,141	(45,345	) G	11,044,557
Interest on investment securities-taxable	833,666	1,000,416	-		1,834,082
Interest on investment securities-non taxable	155,079	91,632	-		246,711
Interest on Federal funds sold	53,812	129,871	-		183,683
Other		28,306			28,306

Total Interest Income	6,623,318	6,759,366	(45,345)		13,337,339

Interest expense:
Interest expense on deposits	2,512,812	2,154,274	(19,406	) H	4,647,680
Other interest expense	251,763	529,296	12,377	H	793,436

Total interest expense	2,764,575	2,683,570	(7,029)		5,441,116

Net interest income	3,858,743	4,075,796	(38,316)		7,896,223

Provisions for loan losses	251,000	301,000	-		552,000

Net interest income after provisions for loan losses	3,607,743	3,774,796	(38,316)		7,344,223

Other income:
Service charges on deposit accounts	149,876	182,340	-		332,216
Residential mortgage origination fees	341,885	472,555	-		814,440
Gain on sale of loans			-		-
Gain on sale of investment securities	(2,794)	5,013	-		2,219
Income from cash value life insurance	73,140	-	-		73,140
Other operating income	14,874	192,635	-		207,509

Total other income	576,981	852,543	-		1,429,524

Other expense:
Salaries and other personnel expense	1,683,742	1,835,399	-		3,519,141
Net occupancy and equipment expense	213,811	291,003	-		504,814
Other operating expense	995,236	1,064,151	90,933	F	2,150,320

Total other expense	2,892,789	3,190,553	90,933		6,174,275

Earnings before income taxes	1,291,935	1,436,786	(129,249)		2,599,473

Income tax expense	440,187	502,850	(49,115	) I	893,923

Net earnings	$851,748	933,936	(80,134)		1,705,550

Net Earnings Per Common Share
Basic	$0.80	0.75	-		0.72
Diluted	$0.70	0.73	-		0.67

Weighted Average Shares Outstanding
Basic	1,060,898	1,241,835	-		2,369,792
Diluted	1,214,296	1,276,715	-		2,557,898

Equivalent net income per common share for First Capital common shares exchanged for Coastal common shares
Basic					$0.76
Diluted					$0.70

All shares and per share amounts have been adjusted for a 5% stock dividend payable on December 15, 2005 for shareholders of record as of December 1, 2005.

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

COASTAL BANKING COMPANY, INC.
FIRST CAPITAL BANK HOLDING CORPORATION
UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
FOR YEAR ENDED DECEMBER 31, 2004

The following unaudited proforma combined condensed statement of income combines the consolidated historical statements of income of Coastal Banking Company, Inc. and First Capital Bank Holding Corporation assuming the companies had been combined as of December 31, 2004.

			Pro Forma
			Acquisition
	Coastal		Adjustments		Pro Forma
	Banking Co.	FCB	(Note 2)		Consolidated

Interest Income:
Interest and fees on loans	$5,564,820	5,187,132	(60,460	) G	10,691,492
Interest on investment securities-taxable	1,161,586	1,302,384	-		2,463,970
Interest on investment securities-non taxable	200,899	79,966	-		280,865
Interest on Federal funds sold	27,767	36,614	-		64,381
Other	1,752	10,124	-		11,876

Total interest income	6,956,824	6,616,220	(60,460)		13,512,584

Interest expense:
Interest expense on deposits	2,370,358	1,513,063	(25,875	) H	3,857,546
Other interest expense	111,572	512,833	16,503	H	640,908

Total interest expense	2,481,930	2,025,896	(9,372)		4,498,454

Net interest income	4,474,894	4,590,324	(51,088)		9,014,130

Provisions for loan losses	463,200	326,000	-		789,200

Net interest income after provision for loan losses	4,011,694	4,264,324	(51,088)		8,224,930

Other income:
Service charges on deposit accounts	188,838	250,221	-		439,059
Residential mortgage origination fees	390,814	301,404	-		692,218
Gain on sale of loans	-	843,186	-		843,186
Gain on sale of investment securities	85,181	115,326	-		200,507
Income from cash value life insurance	82,333	-	-		82,333
Other operating income	17,260	61,183	-		78,443

Total other income	764,426	1,571,320	-		2,335,746

Other expense:
Salaries and other personnel expense	1,766,124	2,583,716	-		4,349,840
Net occupancy and equipment expense	294,499	449,173	-		743,672
Other operating expense	1,208,709	1,380,453	121,244	F	2,710,406

Total other expense	3,269,332	4,413,342	121,244		7,803,918

Earnings before income taxes	1,506,788	1,422,302	(172,332)		2,756,758

Income tax expense	396,186	498,000	(65,486	) I	828,700

Net earnings	$1,110,602	924,302	(106,846)		1,928,058

Net Earnings Per Common Share
Basic	$1.05	0.81	-		0.85
Diluted	$0.94	0.77	-		0.79

Weighted Average Shares Outstanding
Basic	1,054,130	1,139,733	-		2,255,408
Diluted	1,181,675	1,201,689	-		2,448,255

Equivalent net income per common share for First Capital
common shares exchanged for Coastal common shares
Basic					$0.89
Diluted					$0.83

All shares and per share amounts have been adjusted for a 5% stock dividend payable on December 15, 2005 for shareholders of record as of December 1, 2005.

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

COASTAL BANKING COMPANY AND FIRST CAPITAL BANK HOLDING CORPORATION
NOTES TO UNAUDITIED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION

NOTE 1 – BASIS OF PRESENTATION AND FIRST CAPITAL ACQUISITION

Described below is the pro forma estimate of the total purchase price of the transaction as well as the adjustment to allocate the purchase price based on preliminary estimates of the fair values of the assets and liabilities of FCB:

Estimated fair value of Coastal Banking Company's common shares to be issued to	$26,475,446
FCB Holding Co.'s shareholders
Cash paid for shares	3,480
Fair value of vested Coastal Banking Company's options granted to FCB Holding	1,934,372
Co.'s option holders
Transaction related costs incurred by Coastal Banking Co. in the merger	1,096,237

Total purchase price paid by Coastal Banking Co. for FCB	29,509,535
Less adjusted net assets of FCB Holding Co.	(18,611,177)

Goodwill recorded in the merger	$10,898,358

The adjusted net assets of FCB Holding Co. are determined as follows:

FCB Holding Co. shareholders equity at September 30, 2005	$17,340,326
Less transaction related costs incurred by FCB Holding Co. in the merger	(136,409)
Adjustments for fair values of assets acquired and liabilities assumed	1,407,260

Adjusted net assets of FCB Holding Co.	$18,611,177

The fair value of adjustments for the FCB Holding Co.'s assets acquired and liabilities assumed are as follows:

Increase in loans	$322,426
Increase in HTM Securities	166,936
Increase in value of premises and equipment	552,594
Core deposit intangible	1,212,435
Increase in deposits	(25,875)
Decrease in FHLB advances	41,258
Increase in net deferred income tax liabilities	(862,514)

Total fair value adjustments	$1,407,260

NOTE 2 — Description of pro forma acquisition adjustments.

The purchase accounting and pro forma adjustment related to the unaudited pro forma condensed balance sheet and income statements are described below. All share numbers and stock prices are adjusted for a 5% stock dividend paid on December 15, 2005 to shareholders of record as of December 1, 2005.

A.	Issuance of 1,308,722 shares of Coastal Banking Company Inc. $.01 par value common stock with an effective date value of $20.23 per share, combined with the value of 95,619 vested Coastal Banking Company Inc.‘s options issued to FCB Holding Co. option holders.

B.	To record cash paid for FCB shares and for transaction costs, and to record liabilities incurred for transaction costs.

C.	To eliminate FCB Holding Co. equity accounts.

D.	To record fair value adjustments to FCB Holding Co. assets acquired and liabilities assumed.

E.	To record goodwill.

F.	To record the amortization of the core deposit intangibles using a straight-line method over a 10 year life.

G.	To reduce interest income for (1) the effects of cash used in the acquisition based upon a 4.00% rate earned on overnight funds and (2) scheduled amortization of the fair value adjustment to loans over an eight year period.

H.	To amortize fair-value adjustments to deposits over a one-year period and FHLB advances over a 2.5 year period.

I.	To adjust income tax expense at a rate of 38% applied to the foregoing adjustments to income before income taxes.

J.	To record 5% stock dividend declared after the merger transaction closed.